THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "**Amendment**") is made and entered into as of this 11th day of August, 2021 (the "**Effective Date**"), by and between **601W SOUTH WACKER LLC,** a Delaware limited liability company, and **601 SUNSET WACKER LLC**, a Delaware limited liability company, as tenants-in-common (collectively, "**Landlord**"), and **CRA INTERNATIONAL, INC.**, a Massachusetts corporation ("**Tenant**").

WITNESSETH:

WHEREAS, Landlord (as successor-in-interest to John Hancock Life Insurance Company (U.S.A.), a Michigan corporation, successor-in-interest, Teachers Insurance and Annuity Association of America) and Tenant entered into that certain Lease dated February 14, 2008 (the "**Original Lease**"), as amended by that certain First Amendment to Lease dated as of May 8, 2017 ("**First Amendment**"), as amended by that certain Second Amendment to Lease dated as of October 9, 2017 ("**Second Amendment**"; the Original Lease as amended by the First Amendment and Second Amendment is hereinafter referred to as the "**Current Lease**") under which Tenant currently occupies 41,642 rentable square feet in the aggregate, comprised of (i) 15,446 rentable square feet on the thirty-third (33rd) floor (pursuant to the mandatory expansion provided in Section 30 of the Original Lease), and (ii) 26,196 rentable square feet on the thirty-fourth (34th) floor (collectively, the "**Existing Premises**") in the building located at 1 S. Wacker Drive, Chicago, Illinois (the "**Building**"); and

WHEREAS, Landlord and Tenant desire to amend the Current Lease according to the terms hereof to (i) add the Expansion Premises (as defined below) to the Existing Premises, and (ii) provide for certain other matters, all on the terms a conditions hereof.

NOW THEREFORE, for and in consideration of the foregoing recitals, the covenants and agreements hereinafter set forth, and also in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

1) **Controlling Language; Definitions.** Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions, and exhibits of the Current Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions, and exhibits of the Current Lease shall remain unmodified in full force and effect. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Current Lease. The Current Lease, as amended by this Amendment, shall be referred to herein as the "**Lease**".

2) **Expansion Premises**. In addition to the Existing Premises, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the space on the 33rd floor of the Building commonly known as Suite 3350 as shown on Exhibit A-1 attached hereto, containing an agreed upon 11,032 rentable square feet (the "**Expansion Premises**"), for a term commencing on the Expansion Premises Commencement Date (as hereinafter defined) and ending on the Expiration Date (i.e., July 31, 2028, in accordance with Section 2 of the Second Amendment). Landlord and Tenant agree the rentable square footage of the Expansion Premises is as set

forth above. All the terms and conditions of the Lease as amended by this Amendment shall apply to the Expansion Premises. As used herein the "**Expansion Premises Commencement Date**" (or "**EPCD**") is the date upon which Landlord tenders vacant possession of the Expansion Premises to Tenant in its then "AS-IS" condition, except for latent defects in the base Building structural components or base Building systems. The foregoing is not intended to, and shall not be deemed or construed to, release Landlord from any of its obligations under the Current Lease . Landlord shall deliver possession of the Expansion Premises to Tenant on the Effective Date hereof free of all existing tenancies or rights of other tenant or occupants.

3) **Tenant Work and Construction Allowances**. As used herein, "**Allowances**" shall mean an allowance ("**Construction Allowance**") equal to $992,880.00 to be applied to the Total Construction Costs (as defined in the Work Letter attached hereto as Exhibit B ("**Work Letter**"), for the Initial Work (as defined in the Work Letter) in the Existing Premises and the Expansion Premises and an allowance ("**Design Allowance**") equal to $1,654.80 to be applied by Tenant for design costs and expenses ("**Design Costs**") incurred in connection with the Initial Work. In the event the Total Construction Costs exceed the Construction Allowance, Tenant may elect to apply a portion of the Construction Allowance up to $165,480.00 toward the cost ("**FF&E Costs**") of furniture, fixtures and equipment ("**FF&E**") installed in the Existing Premises and the Expansion Premises.

4) **Beneficial Occupancy**. Tenant's possession of the Expansion Premises after the EPCD and prior to the Expansion Premises Rent Commencement Date (as hereinafter defined) shall be subject to all of the terms and conditions set forth in this Lease (including Tenant's insurance and indemnification obligations); provided, however, that during such period prior to the Expansion Premises Rent Commencement Date, Tenant shall not be required to pay Base Rent or Additional Rent, but Tenant shall pay for Additional Services and electricity consumed in the Expansion Premises in the manner provided in Section 4 C of the Original Lease.

5) **Base Rent for Expansion Premises**. Commencing on April 1, 2022 (the "**Expansion Premises Rent Commencement Date**"), Tenant shall pay Base Rent for the Expansion Premises pursuant to the Lease in the following amounts:

Period	Annualized Base Rent per Square Foot	Annual Base Rent	Monthly Installment
April 1, 2022 - July 31, 2022	$26.50	$292,348.00	$24,362.33
August 1, 2022 - July 31, 2023	$27.16	$299,656.70	$24,971.39
August 1, 2023 - July 31, 2024	$27.84	$307,148.12	$25,595.68
August 1, 2024 - July 31, 2025	$28.54	$314,826.82	$26,235.57
August 1, 2025 - July 31, 2026	$29.25	$322,697.49	$26,891.46
August 1, 2026 - July 31, 2027	$29.98	$330,764.93	$27,563.74
August 1, 2027 - July 31, 2028	$30.73	$339,034.05	$28,252.84

6) **Rent Abatement**. Notwithstanding anything herein to the contrary, provided no monetary default by Tenant then exists (provided, however, the abatement shall recommence upon cure of the monetary default by Tenant for the full seven (7) month period), Base Rent and Additional Rent shall be abated as follows: one hundred percent (100%) of the Base Rent and Additional Rent for the Expansion Premises shall be abated for the first (1st) seven (7) full calendar months following the Expansion Premises Rent Commencement Date.

7) **Rentable Square Footage of the Premises.** Effective as of the Expansion Space Rent Commencement Date, the Rentable Area of the Premises shall be deemed to be 52,674 rentable square feet (41,642 RSF for the Existing Premises plus 11,032 RSF for the Expansion Space), which the Expansion Premises Landlord represents have been measured in accordance with BOMA 2017 standard for office buildings Method A (ANSI/BOMA Z65.1-2017).

8) **Additional Rent and Tenant's Prorata Share of Building.** Commencing on the Expansion Space Rent Commencement Date, Tenant shall pay Additional Rent for the Expansion Premises in the manner set forth in the Lease as amended by this Amendment except that Tenant's Prorata Share of Building with respect to the Expansion Premises shall be 0.922% (11,032/1,196,242).

9) **Extension Option.** The Extension Term set forth in Section 31 of the Lease shall be amended to apply to the Premises inclusive of the Expansion Premises.

10) **Termination Option**. The Termination Option contained in Paragraph 6 of the First Amendment is hereby deleted in its entirety and Tenant shall have no further right to terminate the Lease pursuant to the same.

11) **Right of First Offer**. Landlord acknowledges that Tenant retains the Right of First Offer to Lease under Section 5 of the First Amendment.

12) **Lobby Signage**. Provided that Tenant is satisfying the Occupancy Requirement as of the EPCD, prior to the EPCD Landlord shall install, at Tenant's sole cost and expense, signage depicted on Exhibit C attached hereto and made a part hereof in the high rise elevator bank of the Building ("**Lobby Signage**"). Tenant's right to the Lobby Signage shall terminate if and when Tenant first fails to satisfy the Occupancy Requirement. Any changes to the Lobby Signage shall be at Tenant's sole cost and expense and such signage shall in any case be of a type, kind, character, location and description consistent with existing main lobby signage of similar sized tenants and which have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. As used herein, "**Occupancy Requirement**" means Tenant must lease at least two full floors in the Building and provided that Tenant is not in monetary default under any terms or provisions of the Lease related to payment of Rent beyond any applicable cure periods and Tenant has not assigned the Lease or subleased more than seventy five percent (75%) of the Premises, in either case other than to a Permitted Transferee.

13) **Window Replacement.** At no cost to Tenant (including, without limitation, as a pass through of Operating Expenses), Landlord shall replace the windows in the Premises prior to December 31, 2021 as part of Landlord's window replacement program at the Building

(**"Window Replacement Work"**). Tenant agrees that the Window Replacement Work may occur during normal business hours and that Landlord shall coordinate said Window Replacement Work with Tenant to minimize interruption of Tenant's business.

14) **SNDA**. Within fourteen (14) days of the Effective Date hereof, at Tenant's sole cost and expense, Landlord shall cause Landlord's lender to deliver an executed copy of a Subordination, Non-Disturbance and Attornment Agreement (**"SNDA"**) in the form attached hereto as Exhibit D.

15) **Security Deposit**. Landlord is currently holding a Letter of Credit in the amount of $300,000.00 as security for Tenant's obligations under the Lease. The second paragraph of Section 10 of the First Amendment is hereby deleted in its entirety and replaced with the following language:

> "So long as no Event of Default is then continuing, and upon Tenant providing a written requires to Landlord, on August 31, 2024, the Security Deposit shall be reduced to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00)."

16) **Real Estate Broker**. Tenant and Landlord represent to each other that they have not dealt with any real estate broker with respect to this Amendment. other than Telos Group, LLC (**"Landlord's Broker"**) and CBRE, Inc. (**"Tenant's Broker"**), and no other broker is in any way entitled to any broker's fee or other payment in connection with this Amendment based upon its acts. Tenant and Landlord shall each indemnify and defend the other party against any claims by any broker or third party for any payment of any kind in connection with this Amendment arising from a breach by Tenant or Landlord, respectively, of the foregoing representations. Landlord shall pay Landlord's Broker and Tenant's Broker commissions pursuant to the terms of a separate written agreements.

17) **Counterparts.** This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

18) **Time is of the Essence.** Time is of the essence for this Amendment and each provision hereof and thereof.

19) **Submission of Amendment.** Submission of this instrument for examination shall not bind Landlord or Tenant, and no duty or obligation on Landlord or Tenant shall arise under this instrument until this instrument is signed and delivered by each of Landlord and Tenant.

20) **Entire Agreement.** This Amendment and the Current Lease contain the entire agreement between Landlord and Tenant with respect to Tenant's leasing of the Premises. Except for the Current Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

21) **Severability.** If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid, or unenforceable, the remaining

provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid, or unenforceable provision did not exist herein.

22) **Lease In Full Force and Effect**. Except as modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties, and indemnities contained in the Current Lease remain in full force and effect.

23) **Successors and Assigns.** This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

24) **Integration of this Amendment and the Lease.** This Amendment and the Current Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Current Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

[Signatures On The Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first above written.

LANDLORD:

601W SOUTH WACKER LLC,
a Delaware limited liability company

By: /s/ Mark Karasick
Name: Mark Karasick
Title: Managing Director

601 SUNSET WACKER LLC,
a Delaware limited liability company

By: /s/ Mark Karasick
Name: Mark Karasick
Title: Managing Director

TENANT:

CRA INTERNATIONAL, INC.,
an Massachusetts corporation

By: /s/ Chad M. Holmes
Name: CHAD M HOLMES
Title: EVP

EXHIBIT "A-1"

Expansion Premises


Exhibit "A"
One South Wacker
33rd Floor
Expansion Space
11,032 RSF

EXHIBIT "B"

Work Letter

1. Purpose. The purpose of this Work Letter is to set forth the terms and conditions for (i) the performance of any alterations, additions or modifications to the Existing Premises and Expansion Premises to be made by Tenant ("**Tenant Work**"), and (ii) payment of the Allowances.

2. Working Drawings.

(a) Preparation and Delivery. Tenant shall provide to Landlord for its approval, the final architectural and MEP working drawings for all Tenant Work; such working drawings to include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Requirements. The architect (the "**Architect**") and engineer engaged by Tenant for the Tenant Work shall be acceptable to Landlord in Landlord's reasonable discretion. In addition, Tenant shall provide Tenant's proposed life safety plan for the Premises, which shall be subject to the review and approval of Landlord and the Building's life safety vendor. Tenant's life safety plan must be consistent and compatible with the Building Systems.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings for each Tenant Work within five (5) business days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such Notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within three (3) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

(c) Approval Requirements. If any Tenant Work will affect the Building's structure or the Building Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable Law, (b) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's structure or the Building Systems, the exterior appearance of the Building, or the appearance of the Common Area, (c) such working drawings are sufficiently detailed to allow construction of the Tenant Work in a good and workmanlike manner, and (d) Tenant Work conforms to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, "**Working Drawings**" shall mean the final working drawings for the Tenant Work approved by Landlord, as amended from time to time by any approved changes thereto, Tenant Work shall include any work shown on the Working Drawings together with any

work required by Governmental Authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Either party may request that the other party sign the Working Drawings to evidence its respective review and approval thereof. After the Working Drawings have been approved by Landlord and Tenant has obtained all necessary permits, Tenant shall cause the Tenant Work to be performed in accordance with the Working Drawings and applicable Requirements. Tenant may not commence construction of the Tenant Work until all such approvals and applicable and necessary permits have been obtained.

3. **Contractors; Performance of Work**. The Tenant Work shall be performed only by licensed Tenant Contractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All Tenant contractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor and other documentation reasonably requested by Landlord, must be received by Landlord before the Tenant Work is commenced. All contracts between Tenant and a Tenant Contractor must explicitly require the contractor to (a) name Landlord and Landlord's agents as additional insureds and (b) indemnify and hold harmless Landlord and Landlord's agents. The Tenant Work shall be performed in a good and workmen like manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times that do not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All Tenant Contractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). Tenant or Tenant's Contractors shall not be charged for use of the freight elevator and the building loading dock during normal Business Hours. All Tenant Contractors shall be required to follow Landlord's Contractor Regulations for construction in the Building and Landlord may require that, prior to performing any work in the Building, each Tenant Contractor execute a copy of Landlord's rules to evidence such contractor's agreement to so comply. All work on the Building's fire/life safety system and the Building risers must be performed by Landlord's designated contractor. Tenant and the Tenant Contractors must adhere to the Building's LEED requirements for debris removal, recycling and waste disposal, as well as the LEED stipulations in the Building's Rules.

4. **Construction Contracts.**

(a) Tenant's General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant (and reasonably approved by Landlord), which shall comply with the provisions of this Section 4 and provide for, among other things, (i) a one-year warranty for all defective Tenant Work; (ii) a requirement that Tenant's Contractor maintain insurance in accordance with Landlord's insurance requirements; (iii) a requirement that the contractor perform the Tenant Work in substantial accordance with the Working Drawings and in a good and workmanlike manner; (iv) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of

debris); and (v) those items described in Section 4(b) (collectively, the "**Approval Criteria**"). Landlord pre-approves Pepper Construction.

(b) All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant's other construction contracts shall: (i) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (ii) require the Tenant Contractor to name Landlord, Landlord's property management company, and Tenant as additional insured on such contractor's insurance maintained in connection with the construction of the Tenant Work, (iii) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord's Mortgage Holder, and (iv) contain at least a one-year warranty for all workmanship and materials.

5. **Change Orders**. Tenant may initiate changes in the Tenant Work shown on the Working Drawings. Minor changes to the Working Drawings will not require Landlord's supplemental approval as long as such changes do not adversely affect (i) the Base Building, (ii) the exterior appearance of the Building, or (iii) the appearance of the Common Area. Tenant shall, upon completion of the Tenant Work, furnish Landlord with an accurate architectural "as-built" plan of the Tenant Work as constructed (in CAD format), which plan shall be incorporated into this Exhibit C by this reference for all purposes. If Tenant requests any changes to the Tenant Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. **Walk-Through; Punchlist**. When Tenant considers the Tenant's Work to be Substantially Completed, Tenant shall notify Landlord in writing and within three (3) business days thereafter, Landlord's Representative and Tenant's Representative (each as identified in Section 9 below) shall conduct a walk-through of the Premises and identify Punch List Items for the Tenant Work. Neither Landlord's Representative nor Tenant's Representative shall unreasonably withhold his or her agreement on such Punch List items. Tenant shall use reasonable efforts to cause its contractors to complete all Punch List items for their respective work obligations within thirty (30) days after agreement thereon.

7. **Excess Costs**. The entire cost of performing the Tenant Work (including design of the Tenant Work, preparation of the Working Drawings, construction, architectural, engineering, project management and professional fees, costs to acquire and install voice and data cabling, supplemental data center air conditioning units, generator and UPS equipment, costs of construction labor and materials, additional janitorial services, general tenant signage, related taxes and insurance costs) and costs to acquire other furniture, fixtures and equipment for the Premises, all of which costs are herein collectively called the "**Total Construction Costs**") in excess of the applicable Allowance shall be paid by Tenant. Upon approval of the Working Drawings and selection of a general contractor, Tenant shall promptly execute a work order agreement which identifies such Working Drawings and itemizes the Total Construction Costs for such Tenant Work.

8. **Construction Allowance**. Landlord shall provide to Tenant an amount not to exceed the applicable Allowance to be applied toward the Total Construction Costs, Design Costs, and FF&E Costs (as applicable) for the Tenant Work. No advance of the Allowances shall

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be made by Landlord until Tenant has first paid to the Tenant Contractors from its own funds (and provided reasonable evidence thereof to Landlord) the excess of the Total Construction Costs over the amount of the Allowance, plus the amount of the draw then being requested by Tenant. Thereafter Landlord shall pay to Tenant the applicable Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment with sworn statements of Tenant , (b) final or partial lien waivers, as the case may be, reasonably acceptable to Landlord from all Tenant Contractors or other service providers for the Tenant Work having mechanics lien rights, fully executed, acknowledged and in recordable form, (c) paid receipts for items of Tenant Work not covered in clause (b) above, and (d) the Architect's certification that the Tenant Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the Retainage, (w) "as built" drawings in both paper and AutoCad format; (x) the permanent certificate of occupancy issued for the Premises, (y) Tenant's occupancy of the Premises, and (z) an estoppel certificate confirming such factual matters as Landlord or Mortgage Holder may reasonably request (collectively, a "**Completed Application for Payment**"). Landlord shall pay the amount requested in the applicable Completed Application for Payment less a ten percent (10%) retainage ("**Retainage**") to Tenant within thirty (30) days following Tenant's submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord's payment of such request shall be deferred until thirty (30) days following Landlord's receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Allowances during the pendency of any of the following: (1) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Allowance are not satisfied, or (4) an uncured Default exists. Any portion of the Allowance remaining after payment of the Retainage shall be applied as a credit against Recurring Rent thereafter due from Tenant.

9. **Construction Representatives.** Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon notice to the other:

Landlord's Representative: Jones Lang LaSalle
One South Wacker Drive
Chicago, Illinois 60607
Attention: Miquel Lulli
Telephone: [redacted]

Tenant's Representative: Maxine Jacobs
200 Clarendon Street
Boston, MA 02116-5092

Telephone: [redacted]

10. **Access and Services**. Tenant and its Contractors shall have use of the Building's freight elevators at no cost during normal Business Hours and when available for after-hours hoisting and dock access/space at Tenant's cost, subject to scheduling. Landlord will provide sufficient access to the loading dock and freight elevator at all times during Tenant's construction of its Premises. Tenant shall reimburse Landlord for the costs of work orders and other building services provided at Tenant's request in connection with performance of the Tenant Work.

11. **Miscellaneous**. Article 5 and the indemnification provisions of the Lease shall apply to the Tenant Work, to the extent not inconsistent with this Work Letter. As to any construction performed by any party, "**Substantial Completion**" or "**Substantially Completed**" means that such work has been completed, as reasonably determined by Landlord or Landlord's architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant's use of the space in question or which in accordance with good construction practices should be completed after the completion of all other work in the space in question. ("**Punch List Items**"). As used herein, "**Tenant Delay**" means any act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying Substantial Completion of Work.

EXHIBIT "C"

Lobby Signage


25-39
Charles River
Associates

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EXHIBIT "D"

SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT (this "**Agreement**") is made as of the ____ day of ______, 2021 by and between **PARLEX 3A FINCO, LLC**, a Delaware limited liability company, having an address at c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (together with their respective affiliates and/or any of their successors and/or assigns, collectively, "**Lender**") and **CRA INTERNATIONAL, INC.,** a Massachusetts corporation, having an address at 1 S. Wacker Drive, Suite 3300, Chicago, Illinois ("**Tenant**").

RECITALS:

A. Lender has made a loan in the amount of up to THREE HUNDRED TEN MILLION AND NO/100 DOLLARS ($310,000,000.00) to Landlord (defined below) (the "**Loan**"), which Loan is given pursuant to that certain Loan Agreement, between Landlord and Lender, dated as of December 11, 2018 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Loan Agreement**"). Capitalized terms used herein and not otherwise defined, shall have the meaning given to them in the Loan Agreement.

B. The Loan is secured by, among other things, that certain Mortgage, Security Agreement, Assignment of Leases and Fixture Filing, by Landlord in favor of Lender, dated as of December 11, 2018 and recorded on December 13, 2018 as Document Number 1834733103 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Security Instrument**"), which grants Lender a first priority lien on the property encumbered thereby and known as One South Wacker located in Cook County, Illinois and more particularly described on Exhibit A attached hereto (the "**Property**").

C. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated as of February 14, 2008 (the "**Original Lease**"), as amended by that certain First Amendment to Lease dated as of May 8, 2017 ("**First Amendment**"), as amended by that certain Second Amendment to Lease dated as of October 9, 2017 ("**Second Amendment**"), and that certain Third Amendment to Lease dated as of like date with this Agreement ("**Third Amendment**"); between 601W South Wacker LLC and 601 Sunset Wacker LLC, each a Delaware limited liability company as tenants in common, as landlord (as successor by assignment) ("**Landlord**") and Tenant, as tenant (the Original Lease as amended by the First Amendment, Second Amendment and Third Amendment is hereinafter referred to as the "**Lease**"); and

D. Tenant has agreed to subordinate the Lease to the lien of the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the lien of the Security Instrument including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Security Instrument and Loan Agreement had been executed, delivered and (in the case of the Security Instrument) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that (i) if any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant's possession or use of the premises demised thereunder, and (ii) the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Security Instrument and the Loan Agreement shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the "**Transferee**") if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, except, however, for the Allowance provided under the Third Amendment (b) liable (i) for Landlord's failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale; provided, however, Transferee shall be obligated to perform any on-going obligations under the Lease accruing after the date on which Transferee shall become owner of the Property, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease as rights to use common areas granted under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee, (ii) such prepayment shall have been

expressly approved of by the Transferee or (iii) required under the Lease (such as payments of operating expenses and taxes), (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord's interest, except for Allowance, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender's prior written consent prior to the time the Transferee succeeded to Landlord's interest, except for any amendment required under the Lease or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord's interest other than if pursuant to the provisions of the Lease.

4. Intentionally Omitted.

5. Intentionally Omitted.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written default notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, or (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, addressed as follows:

If to Tenant:	CRA International, Inc. 200 Clarendon Street, Boston, Massachusetts 02116-5092 Attn.: Director of Real Estate and Legal Counsel
If to Lender:	c/o Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 Attention: BREDS Asset Management
With a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Julian M. Wise, Esq.

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement

shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located, without regard to conflicts or choice of law provisions

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Security Instrument, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market ("**Investors**"). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Security Instrument, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Intentionally Omitted.

17. Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the lien of the Security

Instrument and to the lien thereof, Lender's agreement to grant non-disturbance to Tenant under the Lease and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would not affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

18. Waiver of Right To Trial By Jury. Tenant and Lender (by its acceptance of this Agreement) hereby agree not to elect a trial by jury of any issue triable of right by jury, and waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this Agreement, the Note, the Loan Agreement, the Security Instrument, or the other loan documents, or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Tenant and Lender, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Tenant and Lender (by its acceptance of this Agreement), are hereby authorized to file a copy of this Agreement in any proceeding as conclusive evidence of this waiver by the other parties.

19. Limitations on Lender's Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the "**Subsequent Landlord**") have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:
PARLEX 3A FINCO, LLC ,
a Delaware limited liability company

By: ______________________
Name:
Title:

[Signatures continued on next page]

STATE OF NEW YORK

COUNTY OF NEW YORK

On the __________ day of ______________ in the year 2021 before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____

Notary Public

Printed Name: ________________

My Commission Expires:

____

TENANT:
CRA INTERNATIONAL, INC.,
a Massachusetts corporation

By: ______________________________
Name:
Title:

STATE OF

COUNTY OF ________________

On the ____________ day of __ in the year 2021 before me, the undersigned, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____

Notary Public

Printed Name: ________________

My Commission Expires:

____

EXHIBIT A
LEGAL DESCRIPTION

PARCEL 1:

THE WEST HALF OF LOT 3 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO (EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY) IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 2 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO (EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY) IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THE WEST HALF OF THE EAST HALF OF LOT 3 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO (EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY) IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

LOT 1 IN SMITH'S SUBDIVISION OF LOT 1 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 5:

LOTS 2, 3 AND 4 IN SMITH'S SUBDIVISION OF LOT 1 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 6:

LOTS 5, 6, 7 AND 8 IN SMITH'S SUBDIVISION OF LOT 1 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO, IN THE EAST HALF OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 7:

THAT PART OF THE "EAST-WEST" VACATED ALLEY LYING NORTH AND ADJOINING LOT 5 AND LYING SOUTH AND ADJOINING LOTS 1 TO 4 IN SMITH'S SUBDIVISION OF LOT 1 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO,

IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

BEING THE SAME PREMISES DESCRIBED AS FOLLOWS:

LOTS 1, 2, 3, 4, 5, 6, 7 AND 8 TOGETHER WITH THE VACATED ALLEY, 10.80 FEET WIDE, LYING BETWEEN AND ADJOINING SAID LOTS 1, 2, 3 AND 4, AND SAID LOT 5, ALL IN THE SUBDIVISION OF LOT 1 IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, (WHICH LOTS AND VACATED ALLEY TAKEN AS A WHOLE, MAY BE DESCRIBED AS LOT 1, EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY, IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO AFORESAID);

ALSO LOT 2 (EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY) IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN;

ALSO THE WEST HALF AND THE WEST HALF OF THE EAST HALF OF LOT 3 (EXCEPT THE SOUTH 9 FEET THEREOF TAKEN FOR ALLEY) IN BLOCK 81 IN SCHOOL SECTION ADDITION TO CHICAGO IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, ALL IN COOK COUNTY, ILLINOIS.

Permanent Index Number(s) (PIN):

17-16-201-001-0000; 17-16-201-002-0000; 17-16-201-003-0000;
17-16-201-004-0000; 17-16-201-005-0000; 17-16-201-006-0000

Address of Real Estate: One South Wacker Drive, Chicago, Illinois

4811-3620-3758, v. 11